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                                                                EXHIBIT 23(e)(2)

                                 FIRST AMENDMENT
                          TO THE DISTRIBUTION AGREEMENT
                            DATED SEPTEMBER 30, 2005,
                                  BY AND AMONG
                            THE DRAKE FUNDS TRUST AND
                             ALPS DISTRIBUTORS, INC.

     THIS AMENDMENT is made as of October ____, 2005, by and between THE DRAKE FUNDS TRUST, a Delaware statutory trust (the "Trust") and ALPS DISTRIBUTORS, INC., a corporation organized under the laws of the State of Colorado, ("ALPS").

     WHEREAS, the Trust and ALPS have entered into a Distribution Agreement (the "Agreement") dated September 30, 2005.

     WHEREAS, the Trust and ALPS wish to modify the Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), presently consisting of the portfolios listed in Appendix A attached hereto.

          2. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.
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                                   APPENDIX A

Low Duration Fund- Drake Class and Administrative Class shares

Total Return Fund-Drake Class and Administrative Class shares

Global Bond Fund (Unhedged)-Drake Class and Administrative Class shares

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     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

THE DRAKE FUNDS TRUST


By:
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Name:
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Title:
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ALPS DISTRIBUTORS, INC.


By:
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Name:
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Title:
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